QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTIONS 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of Southern Peru Copper Corporation (the "Company") on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Daniel Tellechea Salido, Vice President of Finance of the Company and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2003	/s/ DANIEL TELLECHEA SALIDO Daniel Tellechea Salido Vice President of Finance and Chief Financial Officer

A signed original of this written statement required by section 906 has been provided to Southern Peru Copper Corporation and will be retained by Southern Peru Copper Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

QuickLinks

  Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTIONS 906 OF THE SARBANES-OXLEY ACT OF 2002